Exhibit 99.1

Insmed Announces Proposed Public Offering of Common Stock

MONMOUTH JUNCTION, N.J. (July 15, 2013) — Insmed Incorporated (Nasdaq CM: INSM) (“Insmed”) announced today that it is offering $60 million of its common stock in a proposed underwritten public offering.  All of the shares in the offering will be sold by Insmed.

Insmed expects to use the proceeds from the sale of the common stock to fund further clinical development of its lead product candidate, ARIKACE®, to fund its efforts to obtain regulatory approvals and commercialize ARIKACE, for general research and development, to invest in third-party manufacturers and the supply chain in order to establish redundancy and commercial supply capability in advance of the launch of ARIKACE in Europe and the United States, to fund working capital and capital expenditures and for other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates, technology or businesses.

Leerink Swann LLC is acting as sole book-running manager for the offering.  Lazard Capital Markets LLC and Canaccord Genuity Inc. are acting as co-managers of the offering.  Insmed expects to grant the underwriters a 30-day option to purchase additional shares of common stock at the offering price, representing 15% of the offering amount, to cover over-allotments, if any. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC.  The public offering will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525 or by email at Syndicate@Leerink.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Insmed

Insmed Incorporated is a biopharmaceutical company dedicated to improving the lives of patients battling serious lung diseases.  Insmed is focused on the development and commercialization of ARIKACE®, or liposomal amikacin for inhalation, for at least two identified orphan patient populations: cystic fibrosis (CF) patients with Pseudomonas aeruginosa lung infections and patients with non-tuberculous mycobacteria (NTM) lung infections.

Forward-Looking Statements

This release contains forward-looking statements.  Words, and variations of words, such as “intend,” “expect,” “will,” “anticipate,” “believe,” “continue,” “propose” and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that such statements in this release, including statements relating to the status, results and timing of clinical trials and clinical data, the anticipated benefits of Insmed’s products, the anticipated timing of regulatory submissions, and the ability to obtain required regulatory approvals, bring products to market and successfully commercialize products constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation, failure or delay of European, Canadian, U.S. Food and Drug Administration and other regulatory reviews and approvals, competitive developments affecting the Company’s product candidates, delays in product development or clinical trials or other studies, patent disputes and other intellectual property developments relating to the Company’s product candidates, unexpected regulatory actions, delays or requests, the failure of clinical trials or other studies or results of clinical trials or other studies that do not meet expectations, the fact that subsequent analyses of clinical trial or study data may lead to different (including less favorable) interpretations of trial or study results or may identify important implications of a trial or study that are not reflected in Company’s prior disclosures, and the fact that trial or study results or subsequent analyses may be subject to differing interpretations by regulatory agencies, the inability to successfully develop the Company’s product candidates or receive necessary regulatory approvals, inability to make product candidates commercially successful, changes in anticipated expenses, changes in the Company’s financing requirements or ability raise additional capital, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  Investors are cautioned not to place undue reliance on any forward-looking statements that speak only as of the date of this news release.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances or changes in its expectations.

Contact:

Andrew T. Drechsler, Chief Financial Officer

Insmed Incorporated

(732) 997-4600

Andy.Drechsler@Insmed.com

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